Exhibit 10.14

AMENDMENT TO
SEVERANCE PLAN AND AGREEMENT

This Amendment to Severance Plan and Agreement is effective December 4, 2013 and amends the Severance Plan and Agreement dated March 19, 2011 (the “Agreement”) between Ambassadors Group, Inc. and Ambassador Programs, Inc. (collectively, the “Company”) and Anthony F. Dombrowik (“Executive”).

Recitals

A.           Executive is the Chief Financial Officer of the Company and, since February 25, 2013, has been its Interim Chief Executive Officer.

B.           The Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to enter into this amendment with Executive to provide incentives to Executive to remain as Interim Chief Executive Officer until a permanent chief executive officer is appointed.
Agreement

1.           Section 1(a) of the Agreement is hereby amended and restated to read in its entirety as follows.
(a)           Continued base salary for the nine (9) month period (except in the event that such Termination of Service occurs within the eighteen (18) month period immediately following a “Change In Control,” in which event it shall be base salary for the fifteen (15) month period) immediately following Termination of Service (the “Severance Period”) at the annual rate in effect as of Termination of Service.  Payments for such continued base salary shall commence upon the next normal payroll date following Termination of Service and be paid in accordance with the Company’s normal payroll practices over the same period such amounts would otherwise have been paid had the Executive continued in the employ of the Company.

Section 1(a) shall, without any action required by Executive or the Company, be automatically amended to replace “nine (9)” with “six (6)” and “fifteen (15)” with “twelve (12)” on the 181st day after a person other than Executive is appointed Chief Executive Officer.

2.           Section 10(i) of the Agreement is hereby amended and restated to read in its entirety as follows.
(i)           “Termination for Good Reason”  shall mean a Termination of Service which is initiated by the Executive by reason of (i) a material reduction in Executive’s base compensation; (ii) a material reduction in Executive’s authority, titles, duties and responsibilities; or (iii) the relocation of the Executive’s principal office location of more than 50 miles from his or her present location, where such reduction or change is made without the Executive’s prior consent, and is not cured by the Company within forty-five (45) days of its receipt of written notice of such adverse circumstances from the Executive.  Any notice of termination for Good Reason must be made no later than ninety (90) days following the initial existence of such adverse circumstance and shall be effective no earlier than the end of the Company’s forty-five (45) day cure period and no later than one hundred thirty-five (135) days following such initial occurrence.  If the Executive does not deliver to the Company a notice of termination within the ninety (90) day period after Executive has knowledge of an event constituting Good Reason, such event shall no longer constitute Good Reason. Notwithstanding the foregoing, the removal of Executive as Interim Chief Executive Officer of the Company, and a commensurate reduction in his base compensation, will not be considered a reduction in base compensation or in Executive’s authority, titles, duties and responsibilities, which shall be judged in relation to his base compensation, authority, titles, duties and responsibilities as Chief Financial Officer as of January 1, 2013.

The last sentence of Section 10(i) shall, without any action required by Executive or the Company, be automatically deleted after Executive ceases to act as Interim Chief Executive Officer, whether he or another person has been appointed to fill that position permanently.

3.           Except as expressly set forth in this amendment, all terms of the Agreement remain in effect.

4.           This amendment may be executed in two or more counterparts, with each an original, and with both together constituting one and the same instrument.

The undersigned have executed this amendment as of the date first above written.
The Company:
Ambassadors Group, Inc.
By:/s/ James M. Kalustian
Name: James M. Kalustian
Title: Chairman

Executive:
/s/ Anthony F. Dombrowik
2313 E. Brookfield Lane
Spokane, WA 99223